UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 20, 2005

J.P. MORGAN CHASE & CO. (Exact name of registrant as specified in its charter)

DELAWARE	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2005, the Compensation & Management Development Committee of the Board of Directors of JPMorgan Chase & Co. ("JPMC") approved the award of stock appreciation rights ("SARs") to be granted on October 20, 2005, to certain executive officers of JPMC as follows: Austin A. Adams - 150,000 SARs; Steven D. Black - 350,000 SARs; Michael J. Cavanagh - 250,000 SARs; Ina Drew - 250,000 SARs; John J. Farrell - 150,000 SARs; Joan Guggenheimer - 250,000 SARs; Samuel Todd Maclin - 250,000 SARs; Jay Mandelbaum - 250,000 SARs; William H. McDavid - 150,000 SARs; Heidi Miller - 250,000 SARs; Charles W. Scharf - 350,000 SARs; James E. Staley - 250,000 SARs; Don M. Wilson III - 150,000 SARs; and William T. Winters - 350,000 SARs.

The SARs, which are subject to the terms and conditions set forth in award agreements, will be settled in shares of JPMC common stock. The grant price of the SARs is $34.78, which was the average of the high and low selling prices of JPMC common stock on October 20, 2005. The SARs become exercisable as follows: 1/3 on the third, fourth and fifth anniversaries of the grant date. The SARs terminate on October 20, 2015.

Form 4s describing these awards were filed with the Commission on October 24, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE & CO. (Registrant)
By:	/s/Anthony Horan

	Name:	Anthony Horan
	Title:	Corporate Secretary

Dated: November 23, 2005